                                                                     Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
           --------------------------------------------------------
                           FORM 10-QSB JUNE 30, 1998
                           -------------------------

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement


      1. Statement of Cash Available for Distribution for the three months ended June 30, 1998:

             Net income                                                                                 $           5,000
             Less:   Equity in income of Local Limited Partnership                                                      -
                     Cash to reserves                                                                              (5,000)
                                                                                                        ------------------
             Cash Available for Distribution                                                            $               -
                                                                                                        =================

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1998:

                       Entity Receiving                                 Form of
                         Compensation                                Compensation                              Amount
                       ----------------                              ------------                             --------
                            None
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